Exhibit 10.23

              RESTATED MULTIPLE ADVANCE CONVERTIBLE PROMISSORY NOTE


$425,000.00                                                         July 9, 2002

         FOR VALUE RECEIVED, Alpha Virtual, Inc., a California corporation ("Maker") having its principal business address at 10345 Olympic Blvd., Suite 300, Los Angeles, CA 90064, hereby unconditionally promises to pay in cash to the order of Global Alpha Corporation, a British Virgin Islands corporation ("Holder") at P.O. Box 71, Tortola, British Virgin Islands or at such other place and to such other party or parties as Holder may from time to time designate, on demand, but in no event earlier than July 9, 2003, the outstanding principal sum as may appear on the Schedule of Amount Due and Payments attached hereto, but in no event in the aggregate more than the principal sum of Two Hundred Twenty Five Thousand Dollars (US$425,000.00) (the "Demand Sum"), less any prepayments made in accordance with the terms of this Note, together with interest compounded quarterly, on the unpaid principal from time to time outstanding, at the rate of eight (11.5%) percent per annum until fully paid, at a maximum of 36 months from the date of this Promissory Note. Principal and interest shall be payable in lawful money of the United States of America.

         In addition to advances already made, Holder will make additional advances in amounts and at times requested by Maker and funded by Holder; provided however that Holder may delay or discontinue funding at any time in its sole, absolute and unreviewable discretion it is not satisfied with the condition or progress of Maker. Holder shall enter the amount of each such advance from Holder, and Holder shall also indicate the outstanding principal balance, on the Schedule of Amount Due and Payments attached hereto. Holder's entries on such Schedule shall be conclusive evidence that such advances were made by Holder and of the principal balance due Holder on this Note. This Note is made, executed and delivered in accordance with and subject to all the terms and provisions of that certain Working Capital Loan Agreement dated even date herewith between Maker and Holder, as amended (the "Loan Agreement").

         The entire amount due the Holder of this Note shall be convertible at the election of the Holder into the common stock of the Maker at a price equal to 30% of the average public trading price of the Borrower's common stock for the 20 business day period prior to the date of conversion. Holder may elect this conversion option by providing written notice to Maker of Holder's intention to convert the Demand Sum on the terms referenced herein.

         Maker may prepay the entire amount of this Note, in full or in part, at any time, without any prepayment premium or penalty. Notwithstanding anything to the contrary herein contained, Maker shall never be required to pay interest in excess of the maximum rate permitted by law. This right to prepay may be exercised only if Maker gives fifteen (15) days' prior written notice to Holder and Holder does not exercise its conversion rights in the preceding paragraph.

         In the event that any payment is not made within ten (10) business days after the receipt of notice to Maker (such notice sent by registered or certified mail to the address set forth in the Loan Agreement or at such address as the Maker may from time to time specify in writing to Holder), that such payment is due and has not been received, Holder shall have the right in its

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discretion,  in addition  and without  prejudice to any other rights or remedies
Holder may have, to accelerate the obligations evidenced by this Note, and to declare the entire amount owed hereunder immediately due and payable.

         If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, and all expenses incurred in connection with the protection or realization on account of any such collection, whether or not suit is filed herein or on any instrument granting a security interest or on any pledge agreement.

         Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note and all other notices of any kind except as provided herein, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker and endorses hereof. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by Maker. This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof.

         This Note may from time to time be extended or renewed, with or without notice to Maker and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Maker.

         Any action or suit brought with respect to this Note shall be brought in any court in the State of California, and Maker hereby expressly consents to the personal jurisdiction of such courts.


                  MAKER: ALPHA VIRTUAL, INC.
                         a California corporation

                         By:___________________________


                         By:___________________________
                              ____________, Secretary



















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